     As filed with the Securities and Exchange Commission on May 27, 1998.
                                              Registration No. 333-
                                                                   -------------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           -------------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -------------------------
                                DATA RACE, INC.
             (Exact name of Registrant as specified in its charter)
                            12400 Network Boulevard
                            San Antonio, Texas 78249
                                 (210) 263-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                           -------------------------

           Texas                                  3661                      74-2272363
(State or other jurisdiction of        (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)          Classification Code Number)      Identification No.)

                           -------------------------

                                Dr. W. B. Barker
                                DATA RACE, Inc.
                            12400 Network Boulevard
                            San Antonio, Texas 78249
                                 (210) 263-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                    Copy to:
                             Matthew R. Bair, Esq.
                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                             1500 NationsBank Plaza
                               300 Convent Street
                            San Antonio, Texas 78205
                           -------------------------
        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.
                           -------------------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:
                           -------------------------
                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                      Proposed           Proposed
                                                                      Maximum            Maximum          Amount of
                                                  Amount to be     Offering Price        Aggregate       Registration
                                                Registered(1)(2)    Per Share(3)     Offering Price(3)      Fee(3)
---------------------------------------------------------------------------------------------------------------------
Common Stock, no par value....................     8,425,939            $1.00           $8,425,939         $2,486
=====================================================================================================================

(1) In accordance with Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus which also relates to the Company's Registration Statement on Form S-3 (File No. 333-42203) (the "Prior Registration Statement"). This Registration Statement, which is a new registration statement, also constitutes the first post-effective amendment to the Prior Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8-A of the Securities Act of 1933. The number of shares of Common Stock registered pursuant to the Prior Registration Statement (2,074,061 shares as of May 13, 1998) shall be carried forward to this Registration Statement. The amount of the filing fee associated with such shares that was previously paid with the Prior Registration Statement is $2,812.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such indeterminable additional shares of Common Stock as may become issuable as a result of decreases in the conversion price of the Company's Series C Participating
    Convertible Preferred Stock and any future antidilution adjustments in accordance with the terms of the Series C Convertible Participating Preferred Stock and certain warrants, the underlying shares of which are included for registration.
(3) Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by the Nasdaq National Market on May 19, 1998.
                              ____________________
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ Information contained herein is subject to completion or amendment. A        +
+ Registration Statement relating to these securities has been filed with the + + Securities and Exchange Commission. These securities may not be sold nor may +
+ offers to buy be accepted prior to the time the Registration Statement       +
+ become effective. This Prospectus shall not constitute an offer to sell or + + the solicitation of any offer to buy nor shall there be any sale of these + + securities in any State in which such offer, solicitation or sale would be + + unlawful prior to registration or qualification under the securities laws of +
+ any such State.                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                                           Subject to Completion
                                                              Dated May 27, 1998

                            Up To 10,500,000 Shares

                                DATA RACE, INC.

                                  Common Stock


     This Prospectus relates to (i) an aggregate of up to 10,500,000 shares (the "Shares") of common stock, without par value (the "Common Stock"), of DATA RACE, Inc., a Texas corporation (the "Company"), and (ii) in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such presently indeterminate number of additional Shares as may be issuable upon conversion of the Company's Series C Convertible Participating Preferred Stock, without par value (the "Series C Preferred Stock") and upon exercise of stock purchase warrants relating to the Series C Preferred Stock (the "Series C Warrants") as may become issuable as a result of stock splits, stock dividends and antidilution provisions (including decreases in the conversion price of the Series C Preferred Stock), which may be offered and sold from time to time by the selling shareholders named herein (the "Selling Shareholders"). See "Selling Shareholders." The Shares are issuable from time to time by the Company to the Selling Shareholders as follows:

     (i) Up to 10,500,000 Shares (the "Conversion Shares") are issuable upon conversion of the Company's Series C Preferred Stock issued and issuable hereafter to the Selling Shareholders in connection with a private placement of securities pursuant to a Securities Purchase Agreement entered into as of November 7, 1997, between the Company and the Selling Shareholders (the "Series C Purchase Agreement"); as described herein, the actual number of Conversion Shares that are issued will depend on the average closing price of the Common Stock prior to conversion and may be less than or greater than the number of shares the Selling Shareholders may sell pursuant to this Prospectus; and

     (ii) up to 139,861 Shares (the "Warrant Shares") are issuable upon the exercise of the Series C Warrants issued and issuable hereafter to the Selling Shareholders pursuant to the Series C Purchase Agreement.

     The Shares involve a high degree of risk. See "Risk Factors" beginning on page 5 for information that should be considered by prospective purchasers of the Shares.

     The Company will receive proceeds only upon the exercise of the Series C Warrants and will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. See "Use of Proceeds."

     The Shares may be offered and sold from time to time by the Selling Shareholders, or by pledgees, donees or transferees of, or certain other successors in interest to, the Selling Shareholders, directly or through brokers, dealers, underwriters or agents, in transactions on the Nasdaq Stock Market's National Market (the "Nasdaq National Market"), in privately negotiated transactions or otherwise, at market prices or at negotiated prices. The Company will bear certain expenses incident to the registration and sale of the Shares to the public, and has agreed to indemnify the Selling Shareholders against certain liabilities. See "Plan of Distribution."

     The Common Stock of the Company is listed for trading on the Nasdaq National Market under the symbol "RACE." On May 26, 1998, the last reported sale price of the Common Stock was $1.0625 per share. As of May 26, 1998, there were 6,809,286 shares outstanding (without giving effect to the issuance of the Conversion Shares or the Warrant Shares).

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING THE ENTRY OF A STABILIZING BID OR A PENALTY BID, EFFECTING SYNDICATE COVERING TRANSACTIONS AND PASSIVE MARKET MAKING.


                 The date of this prospectus is May ___, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and information statements filed by the Company with the Commission pursuant to the information requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxies and information statements and other information regarding registrants (including the Company) that file electronically. In addition, reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the Nasdaq National Market, Report Section, 1735 K Street, N.W., Washington, D.C. 20006, on which the Common Stock of the Company (symbol: "RACE") is listed.

     The Company has filed with the Commission a registration statement on Form S-3 with respect to the Common Stock offered hereby (including all amendments and supplements thereto, the "Registration Statement"). This Prospectus, filed as part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. Each statement made in the Prospectus as to the content of any contract, agreement or other document referred to is not necessarily complete and is qualified in its entirety by reference to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement. The Registration Statement, including exhibits thereto, can be inspected and copied at the Commission's public reference facilities and regional offices and at the offices of Nasdaq National Market referred to above in Washington, D.C., at prescribed rates.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission under the Exchange Act are incorporated by reference in this Prospectus:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997;

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (e)  The Company's Current Report on Form 8-K, filed November 19, 1997;

     (f)  The Company's Current Report on Form 8-K, filed April 15, 1998;

     (g) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed October 5, 1992, including any amendment or report filed hereafter for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all Common Stock offered hereby has been sold or that deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus has been delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated herein by reference (other than exhibits to such documents, unless specifically incorporated by reference). Such requests for copies should be directed to DATA RACE, Inc., 12400 Network Blvd., San Antonio, Texas 78249,
Attention: Corporate Secretary; telephone number (210) 263-2000.

                                  THE COMPANY

     The Company designs, manufactures and markets a line of communication products for remote access to the corporate environment. Its unique client/server product, the Be There! remote access system, gives teleworkers access to all elements of the corporate communications network. Through Be There!, teleworkers reach the corporate intranet, LAN, and the Internet while sending and receiving e-mail, faxes and phone calls simultaneously over a single phone line. The Company also designs and manufactures advanced communications subsystems for makers of notebook computers and network multiplexers which carry data, LAN, voice, and fax traffic between a company's multiple offices.

     The Company was incorporated in Texas in April 1983. The Company's principal executive offices are located at 12400 Network Boulevard, San Antonio, Texas 78249, and its telephone number at such address is (210) 263-2000. The Company maintains a site on the World Wide Web at http://www.datarace.com.

                                  RISK FACTORS

     The Common Stock offered hereby involves a high degree of risk. In addition, this Prospectus and the documents incorporated herein by reference contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements, which are often identified by words such as "believes," "anticipates," "expects," "estimates," "should," "may," "will" and similar expressions, represent the Company's expectations or beliefs concerning future events. Numerous assumptions, risks and uncertainties, including the factors set forth below, could cause actual results to differ materially from the results discussed in the forward looking statements. Prospective purchasers of the Shares should carefully consider the factors set forth below, as well as the other information contained herein or in the documents incorporated herein by reference.

Dependence on Success of the Be There! System

     The Company's goal of returning to profitability and developing a more dependable revenue base will depend to a large extent on the success of the Be There! remote access system. The Be There! system represents a new type of product for the Company which is significantly different from the Company's custom modem and network multiplexer products, and presents a unique set of risks and challenges for the Company. Future growth is dependent on the Company's ability to timely and successfully develop and introduce new products, such as the Be There! system, establish new distribution channels, develop affiliations with leading market participants which facilitate product development and distribution, and market existing and new products with service providers, resellers, channel partners and others.

     In addition to the potential obstacles associated with the introduction of any new product, in order for the Company to successfully penetrate the emerging teleworker market, the Company must make significant additions to its sales and marketing infrastructure, as well as expand its operational systems.
Competition for qualified personnel is intense in the data communications industry. The Company is in the process of establishing new distribution channels and developing marketing and competitive pricing strategies to penetrate those channels which are substantially different from current marketing strategies. The Company has little experience in marketing the Be There! system to potential customers or through sales channels for such products. The Company has little experience in providing customer support and warranty service for the Be There! system and there can be no assurance that the Company will be successful in providing adequate customer support and warranty service. Furthermore, the costs associated with providing customer support and warranty services cannot be accurately predicted and may have a material adverse effect on the Company's results of operations or financial condition. In addition, the Company may be required to enhance the features and performance, including voice coding characteristics, of the teleworker products in order to achieve market acceptance of the products.

     The Company's success may also be affected by competition from much larger, more experienced companies, or by the introduction of alternative product solutions or services. Rapidly changing technology, emerging industry standards and the broad array of competing remote access solutions may adversely affect the market acceptance of the Be There! system or cause it to become obsolete. There can be no assurance that the Company will overcome such obstacles, and the failure to do so could have a material adverse effect on the Company's business, results of operations or financial condition.

Recent Operating Losses; Adequacy of Capital Resources

     The Company has suffered substantial recurring losses and, during fiscal 1997, incurred negative cash flows from operations. There can be no assurance that the Company will return to profitability or will generate future revenue levels sufficient to support operations. The Company's independent auditors have included an explanatory paragraph in their report covering the June 30, 1997 financial statements which expresses substantial doubt about the Company's ability to continue as a going concern.

     The Company's ability to sustain operations, make future capital expenditures and fund the development and marketing of new products, including the Be There! remote access system, are highly dependent upon limited existing cash, the ability to raise additional capital, the cash requirements to fund redemption (if required) of the Series A and Series C Preferred Stock, and the Company's return to profitability. See "Potential Redemption of Preferred Stock" below. There can be no assurance that the Company's limited existing cash will adequately meet the Company's capital requirements until the Company achieves positive cash flow. The Company does not anticipate a return to profitability as long as its expenditures on the Be There! system remain disproportionate to Be There! attendant revenues. As a result, in the future, the Company may require additional financing. The timing and amount of the Company's future capital requirements can not be accurately predicted. There can be no assurance that additional financing, if required, can be obtained on acceptable terms or that, if obtained, the Company will be able to satisfy conditions restricting the Company's ability to fully utilize such financing sources. There can be no assurance that the Company will have cash available in the amounts and at the times needed. The inability to obtain additional capital when needed would have a material adverse effect on the Company's business.

Risk of Losing Nasdaq National Market Listing

     Companies with securities listed on the Nasdaq National Market must satisfy certain maintenance criteria, including minimum net tangible asset and stock price requirements. The Company's recurring losses have had a negative effect on the Company's shareholder's equity. In addition, the Company's stock price, as quoted on the Nasdaq National Market, is volatile and, on May 12, 1998, closed at $0.9375. There can be no assurance that the Company will continue to satisfy the maintenance criteria of the Nasdaq National Market, the failure of which could result in the delisting of the Common Stock from such market. Termination of listing of the Company's Common Stock on the Nasdaq National Market could have a material adverse effect on the market price and liquidity of the Common Stock and the Company's ability to raise additional capital. Moreover, the Company could be liable for certain penalties to the holders of the Series C Preferred Stock in the event of such a termination of listing.

Rapid Technological Change

     The market for the Company's products is characterized by rapidly changing technology, emerging industry standards, product proliferation and short product life cycles. The Company believes that its future success will depend upon its ability to enhance its existing products and to develop and introduce new products which conform to or support emerging data communications standards, meet a wide range of evolving user needs, and achieve market acceptance. The introduction of new or enhanced products requires the Company to manage the transition from older products in order to minimize disruption in customer ordering patterns, avoid excessive levels of older product inventories, and ensure that adequate supplies of new products can be delivered to meet customer demand. There can be no assurance that the Company will succeed in developing and marketing such products or that the Company will be able to respond effectively to technological changes, emerging industry standards, or new product introductions by others. Furthermore, there can be no assurance that competitors will not introduce products or services incorporating technology as advanced or more advanced than the Company's, thereby rendering the Company's products or technologies uncompetitive or obsolete. In addition, as the technical complexity of new products increases, it may become increasingly difficult to introduce new products quickly and according to schedule. Delays in developing or shipping new or enhanced products, which the Company has experienced in the past, could adversely affect the Company's operating results. Conversely, the growth of the market for communications products has been driven in part by the rapid technological change experienced by that market. There can be no assurance that such rapid technological change will continue or that the telecommunications infrastructure will have the capacity to support such products. Any of these factors could adversely affect the market for the Company's products and its operating results.

Unpredictability of Teleworker Market

     The teleworker market is rapidly changing. The growth and size of the teleworker market may be affected by various factors, including changes in market trends and market needs and changes in technology. There can be no assurance that the actual rate of growth and size will reach expected levels. In addition, the Company's teleworker products have not yet achieved market acceptance. There can be no assurance that the product concept will be accepted by the market or, if accepted, to what extent it will be accepted, or that the feature sets and performance of the Company's products are sufficient to meet customers' needs. The Company's products will compete with a broad array of remote access solutions and there can be no assurance that the Company will be able to compete successfully. If the teleworker market does not develop as expected, or if the Company's strategies for this market are unsuccessful, the Company's business, results of operations, or financial condition may be adversely affected.

Competition

     The communications industry is intensely competitive. The Company currently competes principally in the markets for network multiplexer products and high speed custom data/fax modems. Many of the Company's existing and potential competitors (including certain of the Company's customers and suppliers) have far more extensive financial, engineering, product development, manufacturing and marketing resources than the Company. Many of these competitors have greater brand recognition, thereby placing the Company at a competitive disadvantage. In addition, some competitors, including many foreign competitors, have a lower cost structure that will allow them a competitive advantage on the basis of price. The Company's products and services compete on the basis of a number of factors, including, in the case of the network multiplexer business, recommendations of the systems integrators, features and functions, modularity and expansibility, reliability, service and support, supplier credibility, and price.

     In addition to many of the competitive factors inherent to both the network multiplexer and the custom modem businesses, the Company's teleworker products will compete in areas in which the Company may not have the experience or resources to address. With the introduction of the Be There! remote access system, the Company expects to compete with competitors with whom the Company has had little or no experience. There can be no assurance that competitors will not introduce products or services incorporating technology as advanced or more advanced than the Company's or that changes in the communications environment will not render competitors' product solutions more attractive to the customer than the Company's solutions.

     Competitive pressures often necessitate price reductions which the Company may not be able to achieve or which could adversely affect profit margins and operating results. In addition, the Company expects to encounter an increased number of well-established competitors, many of whom have far greater financial, marketing, technical and other resources and experience, as it enters new areas of the communications market. As a result, these competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion, and sale of their products and services than the Company. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to address the needs of the Company's prospective customers. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. There can be no assurance that the Company will be able to compete successfully with existing or new competitors or that competitive pressures faced by the Company will not materially and adversely affect its business, results of operations or financial condition.

Dependence on Limited Number of Customers; Fluctuations in Period to Period Operating Results

     Historically, custom modem shipments to a small number of customers that change from year to year have represented a large portion of the Company's total revenue. For example, revenue from custom modem shipments to NEC and Texas Instruments, the Company's two largest customers in fiscal 1997, accounted for approximately 67% of the Company's total revenues for such fiscal year. However, shipments under contracts with NEC and Texas Instruments were substantially completed during fiscal 1997. The Company believes that the market for custom modems is in a state of transition, and future opportunities in this market are expected to increasingly shift from high-volume manufacturing to alternatives such as custom design contracts and royalties. Additionally, although the Company has not yet recorded significant revenue from its teleworker products, the Company is currently targeting large corporations as potential users of its teleworker products in addition to smaller potential users. If the Company is successful in attracting such large customers (as to which there can be no assurance), the Company could experience fluctuations in revenue similar to those experienced as a result of the custom modem business. A reduction or delay in orders or a delay or default in payment by a major customer, or the loss of such a customer, could have a material adverse effect on the Company's results of operations.

     In addition to the factors set forth above, the results for a particular quarter or other period may vary due to the overall state of the communications products market, pricing and other competitive conditions, market acceptance of the Company's products or its OEM customers' products, the timing of the announcement and introduction of new products by the Company and its competitors, variations in the Company's product mix and component costs (which may vary substantially between the Company's product lines), the financial stability of the Company's customers, the timing of expenditures in anticipation of future sales, the timing of product development costs, and economic conditions generally. The Company expects that its operating results will continue to fluctuate from period to period in the future as a result of the factors described herein and other factors. Any of these factors could materially adversely affect the Company's results of operations.

Dependence on Key Employees

     The Company's ability to implement its strategies depends upon its ability to retain and continue to attract highly talented managerial and technical personnel. The Company is especially dependent on its key technical personnel to remain in the forefront of technological advances and on its teleworker products sales executives to develop and implement its sales strategies for the teleworker products. Competition for qualified personnel is intense in the data communications industry. All of the Company's senior executives are employed on an "at-will" basis. There can be no assurance that the Company will retain its key managerial and technical employees or that it will attract and assimilate such employees in the future. The loss of key management or technical personnel could materially and adversely affect the Company's business, results of operations, and financial condition.

Dependence on Suppliers

     The Company manufactures its products using components or subassemblies procured from third party suppliers. Certain of these components, including certain critical microchips, are available only from a single source, and others are available only from a limited number of sources. A substantial majority of the Company's sales have been from products containing one or more components which are available from single supply sources. The Company has no guaranteed supply arrangements. In addition, the Company is dependent on worldwide conditions in the semiconductor market. If the Company were unable to obtain a sufficient supply of such components from its current sources, it could experience difficulties in obtaining alternative sources or in altering product designs to use alternative components. In the past, the Company has experienced supply shortages that have delayed product shipments. From time to time, the Company is subject to allocation arrangements with certain of its suppliers by which it receives a portion of its orders for components which are in short supply. In addition, due to the Company's dependence on third party suppliers, the Company is not always able to control the quality and reliability of the components it uses to manufacture its products. Supply shortages or deficiencies in the quality or reliability of components may result in delays or reductions in product shipments. Such delays or reductions could adversely affect the Company's operating results and damage customer relationships. Further, a significant increase in the price of one or more of these components could adversely affect the Company's operating results.

Dependence on Manufacturers

     The Company utilizes the services of third party manufacturers in the assembly of certain of its products. Due to this reliance on third party manufacturers, the Company is not always able to exercise direct control over quality and manufacturing costs. In addition, from time to time, the Company may experience difficulties in scheduling production of its products due to other demands placed upon the third party manufacturers. Delays in scheduling production or deficiencies in quality may adversely affect the Company's operating results and damage customer relationships. Furthermore, a significant increase in manufacturing costs attributable to the foregoing factors could adversely affect the Company's operating results.

Sales Channel Risks

     The Company has derived a significant amount of its revenue from sales to its national, regional and international distributors, resellers, and other strategic marketing partners. In addition, the Company anticipates that the success of the Be There! products will depend, in large part, on its ability to market through distributors, resellers, and other strategic marketing partners. Independent distributors, resellers, and other strategic marketing partners are not contractually committed to future purchases of the Company's products and therefore could discontinue carrying the Company's products at any time in favor of a competitor's products or for any other reason. The loss of any of the Company's major distributors or resellers could have a significant adverse effect on the Company's operating results. Failure of the Company to successfully develop, manufacture and market its products for any of these sales channels could have a material adverse effect on the Company's results of operations.

Inventory Management

     From time to time, the Company has experienced significant increases in its levels of inventory, in order to meet production requirements of existing or anticipated orders, or as the result of delays in receiving certain components, such as critical chipsets, from suppliers and the concurrent accumulation of other inventory. Increased levels of inventory could adversely affect the Company's liquidity, increase the risk of inventory obsolescence (from cancellation of orders, failure to receive anticipated orders or otherwise), or increase the risk of a decline in market value of such inventory or losses from theft, fire, or other similar occurrences. The failure of the Company to effectively manage its purchasing activities and inventory levels could have a material adverse effect on the Company's financial condition and results of operations.

Intellectual Property Rights

     The Company's success depends in part upon its technological expertise and proprietary product designs. The Company relies upon its trade secret protection efforts and, to a lesser extent, upon patents and copyrights to protect its proprietary technologies. There can be no assurance that these steps will be adequate to deter misappropriation or infringement of its proprietary technologies or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States, and there can be no assurance that United States or foreign laws will be adequate to protect such proprietary rights.

     The Company expects that remote access technologies and know-how in general will become increasingly valuable intellectual properties as competition intensifies. The Company believes this increasing value may produce a competitive environment where intellectual property disputes are likely to arise. Intellectual property disputes may be initiated against the Company for tactical purposes to gain competitive advantage or overcome competitive disadvantage, even if the merits of a specific dispute are doubtful. In certain cases, the Company grants, or may grant certain licenses of its intellectual property rights. In the future, the Company may be required to bring or defend against litigation to enforce any patents issued or assigned to the Company, to protect trademarks, trade secrets, and other intellectual property rights owned by the Company, to defend the Company against claimed infringement of the rights of others, to resolve disputes under technology license arrangements, and to determine the scope and validity of the proprietary rights of others. Any litigation could be costly and a diversion of management's attention, which could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's limited resources may limit its ability to bring or defend against any such litigation. Adverse determinations in litigation could result in the loss of the Company's proprietary rights, subject the Company to significant liabilities, require the Company to seek licenses from third parties or prevent the Company from manufacturing or selling its products, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company is currently required to obtain licenses for various technologies used in many of the Company's products. There can be no assurance that the Company will continue to be able to obtain such licenses on commercially reasonable terms. Finally, the Company's ability to purchase components could be adversely affected in the event infringement claims are brought against the Company's suppliers.

Regulatory Standards

     The Company's products are subject to regulation by the Federal Communications Commission (the "FCC"), and each of the Company's products must typically be tested before it can be introduced into the market. In addition, each OEM notebook computer that utilizes one of the Company's custom modems may also be required to be certified for conformance to FCC regulations before any sale of such product. The inability of the Company's products to conform to FCC regulations or the failure of the Company's products to meet FCC testing requirements could delay the introduction of the Company's products into the market, damage the Company's relationships with its OEMs, and otherwise adversely affect the Company. Foreign authorities often establish telecommunications standards different from those in the United States, making it difficult and more time consuming to obtain the required regulatory approvals. A significant delay in obtaining such regulatory approvals could have an adverse effect on the Company's operating results. Furthermore, changes in such laws, regulations, policies, or requirements could affect the demand for the Company's products or result in the need to modify products, which might involve substantial costs or delays in sales and could have an adverse effect on the Company's future operating results.

Potential Redemption of Preferred Stock

     As of May 1, 1998, 4,825 shares of the originally issued 5,000 shares of Series A Preferred Stock had been converted into 841,314 shares of Common Stock. In addition, 1,515 shares of the originally issued 5,000 shares of Series C Preferred Stock had been converted into 750,083 shares of Common Stock as of such date. Pursuant to regulations of the National Association of Securities Dealers, Inc., in the absence of shareholder approval, the Company may not issue in the aggregate more than 965,625 shares of Common Stock upon conversion of the 5,000 shares of Series A Preferred Stock and the exercise of the common stock purchase warrants issued in connection therewith (the "Series A Warrants"). The Company is obligated to redeem any shares of such Series A Preferred Stock which may not be converted and any Series A Warrants which may not be exercised as a result of such regulatory limitation. The actual number of shares of Common Stock to be issued upon conversion of such Series A Preferred Stock and Series C Preferred Stock will depend on the average closing price of the Common Stock prior to conversion. See "Selling Shareholders." In addition, the Series C Preferred Stock is redeemable upon certain major corporate events and other triggering events. The cash requirements to fund such a redemption may adversely affect the Company's ability to sustain operations, fund the development and marketing of new products, including the Be There! remote access system, and make future capital expenditures.

Potential Dilution; Shares Eligible for Future Sales; Possible Effect on Additional Equity Financing

     A substantial number of shares of Common Stock are or will be issuable by the Company upon the conversion of the Series A and Series C Preferred Stock and upon the exercise of the Series A and Series C Warrants which could result in dilution to a shareholder's percentage ownership interest in the Company and could adversely affect the market price of the Common Stock. Under the applicable conversion formulas of the Series A and Series C Preferred Stock, the number of shares of Common Stock issuable upon conversion is inversely proportional to the market price of the Common Stock at the time of conversion (i.e., the number of shares increases as the market price of the Common stock decreases); and except with respect to certain redemption rights of the Company for the Series A and C Preferred Stock and the limitation under the NASD rules with respect to Series A Preferred Stock, there is no cap on the number of shares of Common Stock which may be issued. In addition, the number of shares issuable upon the exercise of the Series A and Series C Warrants is subject to adjustment upon the occurrence of certain dilutive events. For a complete description of the rights of holders of Series A Preferred Stock, see the Statement of Designations, Preferences and Rights of 1997 Series A Convertible Preferred Stock of DATA RACE, Inc. filed as an Exhibit to the Registration Statement. For a complete description of the rights of holders of Series C Preferred Stock, see the Statement of Designations, Preferences and Rights of Series C Convertible Participating Preferred Stock of DATA RACE, Inc. filed as Exhibit to the Registration Statement.

     On May 1, 1998, there were 6,571,388 shares of Common Stock issued and outstanding. As of May 1, 1998, a total of 2,653,227 additional shares of Common Stock could have been issued if all the shares of Series A and Series C Preferred Stock then outstanding were converted into shares of Common Stock and if all the eligible Series A and Series C Warrants then outstanding were exercised. Upon the effectiveness of the Registration Statement of which this Prospectus forms a part, the Company will have 4,194,228 shares of Common Stock registered for resale as contemplated in this Prospectus, and the prospectus dated April 10, 1997 pertaining to the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and the exercise of the Series A Warrants. The sale or availability for sale of a significant number of shares of Common Stock in the public market could adversely affect the market price of the Common Stock. In addition, certain holders of outstanding securities of the Company have rights to approve and/or participate in certain types of future equity financing by the Company. Such rights could have an adverse effect on the Company's ability to obtain additional equity financing.

     As of April 15, 1998, options for approximately 1,280,529 shares of Common Stock were outstanding under the Company's option plans, with a weighted average exercise price of approximately $7.66 per share.

Anti-Takeover Measures

     The Company has adopted a shareholder rights plan in an effort to guard against abusive tactics which could deprive shareholders of the opportunity to realize the long-term value of their investment in the Company. In addition, certain provisions of the Company's Articles of Incorporation may have the effect of discouraging unsolicited proposals for acquisition of control of the Company. The Company's Board of Directors can, without obtaining shareholder approval, issue shares of no par value preferred stock of the Company having rights that could adversely affect the voting power of holders of the Common Stock, including the right to vote as a class on any proposed change of control. Such an issuance could have the effect of delaying, deferring, or preventing a change of control of the Company and might make it difficult to replace incumbent management.

     Certain provisions of Texas corporate law, including the recently enacted "Business Combination Law," could also have the effect of hindering or delaying a takeover bid for the Company. Such provisions may inhibit takeover bids and decrease the chance of shareholders realizing a premium to the then market price of the Common Stock as a result of a takeover bid. In general, the Business Combination Law prohibits a Texas "issuing public corporation" from engaging in a "business combination" with an "affiliated shareholder," or an affiliate or associate thereof, for a period of three years after the date of the transaction in which the person became an affiliate shareholder, unless the business combination is approved in a prescribed manner. "Business Combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the affiliated shareholder. An "affiliated shareholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 20% or more of the corporation's voting stock.

Price Volatility

     The market price of the Company's Common Stock has been, and may continue to be, highly volatile. The Company believes that factors such as quarterly fluctuations in results of operations, adverse circumstances affecting the introduction or market acceptance of new products offered by the Company, changes in or cancellations under existing contracts, changes in the market success of notebook computers and other products which utilize or incorporate the Company's products, announcements of new products by competitors, changes in earnings estimates by analysts, changes in accounting principles, sales by existing shareholders (including sales from time to time of Common Stock issued upon conversion of the Convertible Preferred Stock), short selling, loss of key personnel, and other factors will continue to cause the market price of the Company's Common Stock to fluctuate substantially. In addition, stock prices for many technology companies, including the Company, fluctuate widely for other reasons (such as market perception of high technology industries) unrelated to operating results or the Company. These fluctuations as well as general economic, political and market conditions, such as recessions or military conflicts, may adversely affect the market price of the Company's Common Stock. Changes in the price of the Company's Common Stock could affect the Company's ability to successfully attract and retain qualified personnel or complete other transactions in the future. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against companies with fluctuating stock prices. Such litigation could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on the Company's operating results and financial condition.


                                USE OF PROCEEDS

     If the Series C Warrants (with an exercise price of $6.435 per share) are exercised in full, the Company will receive gross proceeds of approximately $900,000. Such proceeds will be added to the working capital of the Company and used for general corporate purposes. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

     The following table sets forth the names of the Selling Shareholders, the number of shares of Common Stock owned beneficially by each of the Selling Shareholders as of May 1, 1998, and the number of shares which may be offered for sale pursuant to this Prospectus. Information set forth herein with respect to each Selling Shareholder's beneficial ownership of Common Stock has been provided by such Selling Shareholder. Because the Selling Shareholders may offer all, some or none of their Common Stock, no definitive estimate as to the number of shares that will be held by the Selling Shareholders after such offering can be provided and the following table has been prepared on the assumption that all shares of Common Stock covered by this Prospectus will be sold.

     The Company initially registered 3,020,000 Shares for resale by the Selling Shareholders holding the Series C Preferred Stock and Series C Warrants, and has agreed to register an additional 8,425,939 Shares for resale by such Selling Shareholders. The number of Shares shown in the following table as being offered by the Selling Shareholders which hold Series C Preferred Stock and Series C Warrants does not include such presently indeterminate number of shares of Common Stock as may be issuable upon conversion of the Series C Preferred Stock and exercise of the Series C Warrants pursuant to the provisions thereof regarding determination of the applicable conversion price and certain antidilution provisions but which shares of Common Stock are, in accordance with Rule 416 under the Securities Act, included in the Registration Statement of which this Prospectus forms a part.

     Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Except as noted, shares beneficially owned are deemed to include shares which may be acquired within 60 days of the date of this Prospectus.

                                                                                   Shares Beneficially Owned After
                                                                                           the Offering (3)
                                                                                           ----------------
                                                   Shares
                                                Beneficially
                                               Owned Prior to      Shares Being                        Percent of
             Selling Shareholder                 Offering(1)        Offered(2)         Number         Outstanding
             -------------------                 -----------        ----------         ------         -----------
Capital Ventures International(4)(8).........     1,199,855         2,594,882          11,908              *
CC Investments, LDC(5)(8)....................     1,994,925         4,357,598             -                -
Nelson Partners(6)(8)(9).....................       677,240         1,479,324             -                -
Olympus Securities, Ltd.(7)(8)(9)............       946,828         2,068,196             -                -
                                                  ---------        ----------
Total........................................     4,818,848        10,500,000
                                                  =========        ==========

____________________
*Less than 1%

(1) The share amounts represent shares of Common Stock issuable to the Selling Shareholders assuming the conversion, as of May 1, 1998, of all shares of Series C Preferred Stock issued and not previously converted and issuable to the Selling Shareholders and the exercise of all Series C Warrants issued or issuable to the Selling Shareholders calculated using an assumed conversion price of $1.50 (representing the average of the three lowest closing bid prices for the Common Stock during the 22 consecutive trading days ending April 30, 1998), with respect to the stated value of the Series C Preferred Stock plus an accretion of 8% per year, based upon certain conversion price provisions of the Series C Preferred Stock (which conversion price could fluctuate from time to time based on changes in the market price of the Common Stock). The shares of Series C Preferred Stock and the Series C Warrants include 3,000 shares of Series C Preferred Stock and 293,878 Series C Warrants (assuming such shares and warrants were issued as of May 1, 1998) which the holders of the Series C Preferred Stock are required to purchase on June 1, 1998, subject to certain conditions. This Prospectus also covers the resale of such presently indeterminate number of additional Shares as may be issuable upon conversion of the Series C Preferred Stock and the Series C Warrants, based upon fluctuations in the conversion price of the Series C Preferred Stock and certain antidilution provisions. As described in footnote 8 below, the actual number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock depends, subject to certain limitations, upon the average closing price of the Common Stock prior to conversion and may be less than or greater than the number of shares shown as beneficially owned by the Selling Shareholders or otherwise covered by this Prospectus.

     In the case of Capital Ventures International ("CVI"), the share amount includes 11,908 shares of Common Stock issuable to CVI assuming the exercise, as of May 1, 1998, of all Series A Warrants owned of record by CVI on such date.

(2) The number of shares of Common Stock registered pursuant to the Registration Statement and the number of Shares offered hereby have been determined by agreement between the Company and the Selling Shareholders. Because the number of shares of Common Stock that will ultimately be issued upon conversion of the Series C Preferred Stock and exercise of the Series C Warrants is dependent, subject to certain limitations, upon the average closing price of the Common Stock prior to conversion as described in footnote 8 below, such number of shares (and therefore the number of Shares offered hereby) cannot be determined at this time.

(3)  Assumes the sale of all Shares offered hereby.

(4) Pursuant to the Series C Purchase Agreement, the Selling Shareholder purchased at a first closing on November 12, 1997 (the "First Closing") 1,250 shares of Series C Preferred Stock, of which 400 shares had been converted into 233,755 shares of Common Stock at May 1, 1998 and 850 shares remained unconverted at such date, and Series C Warrants for 26,573 shares of Common Stock, and agreed to purchase, subject to certain conditions, an additional 750 shares of Series C Preferred Stock and a presently indeterminate number of Series C Warrants at a second closing on or before June 1, 1998 (the "Second Closing"). The Selling Shareholder also owned, as of May 1, 1998, Series A Warrants to purchase 11,908 shares of Common Stock which were acquired in a private placement pursuant to the Securities Purchase Agreement, dated January 10, 1997 (the "Series A Purchase Agreement").

(5) Pursuant to the Series C Purchase Agreement, the Selling Shareholder purchased at the First Closing 1,875 shares of Series C Preferred Stock, of which 300 shares had been converted into 153,705 shares of Common Stock at May 1, 1998 and 1,575 shares remained unconverted at such date, and Series C Warrants for 45,368 shares of Common Stock, and agreed to purchase, subject to certain conditions, an additional 1,125 shares of Series C Preferred Stock and a presently indeterminate number of Series C Warrants at the Second Closing.

(6) Pursuant to the Series C Purchase Agreement, the Selling Shareholder purchased at the First Closing 840 shares of Series C Preferred Stock, of which 435 shares had been converted into 191,543 shares of Common Stock at May 1, 1998 and 405 shares remained unconverted at such date, and Series C Warrants for 11,749 shares of Common Stock, and agreed to purchase, subject to certain conditions, an additional 504 shares of Series C Preferred Stock and a presently indeterminate number of Series C Warrants at the Second Closing.

(7) Pursuant to the Series C Purchase Agreement, the Selling Shareholder purchased at the First Closing 1,035 shares of Series C Preferred Stock, of which 380 shares had been converted into 171,080 shares of Common Stock at May 1, 1998 and 655 shares remained unconverted at such date, and Series C Warrants for 18,963 shares of Common Stock, and agreed to purchase, subject to certain conditions, an additional 621 shares of Series C Preferred Stock and a presently indeterminate number of Series C Warrants at the Second Closing.

(8) Each share of Series C Preferred Stock is convertible into that number of shares of Common Stock equal to (i) the share's stated value of $1,000, plus a premium in the amount of 8% per annum accruing from the date of issuance through the date of conversion, divided by (ii) the conversion price equal to the lesser of (a) $4.185, which equals 120% of the average of the closing bid prices of the Common Stock for the five trading days preceding the effective date of the Company's Registration Statement on Form S-3 (Registration Statement No. 333-42203), filed with the U.S. Securities and Exchange Commission on December 13, 1997 (the "Fixed Conversion Price") or (b) a floating conversion price equal to 100% (subject to downward adjustment if the Common Stock is not quoted on certain markets) of the average of the three lowest closing bid prices for the Common Stock over the 22 trading days preceding the conversion date.

     The Series C Warrants issued at the First Closing are exercisable for an aggregate of 139,861 shares of Common Stock at a price of $6.435 per share. The Series C Warrants to be issued at the Second Closing will be exercisable for an aggregate number of shares of Common Stock equal to 15% of the purchase price of the Series C Preferred Stock purchased at the Second Closing, divided by the average closing bid price of the Common Stock for the five trading days preceding the issuance date, at a price equal to the Fixed Conversion Price of the Series C Preferred Stock purchased on such date. The Series C Warrants become exercisable in two equal installments, at 150 days from the date of issuance, and 270 days from the date of issuance, but only in the same proportion which the number of shares of Series C Preferred Stock then outstanding bears to the number of shares of Series C Preferred Stock initially issued. The Series C Warrants expire three years after the date of issuance.

     In accordance with the rights and restrictions of the Series C Preferred Stock, unless waived by the Selling Shareholder, no Selling Shareholder may convert the Series C Preferred Stock or exercise the Series C Warrants to the extent that the shares to be received by such holder upon such conversion or exercise would cause such holder to own more than 4.99% of the outstanding shares of Common Stock. For a complete description of the rights, preferences and restrictions of the Series C Preferred Stock, see the Statement of Designations, Preferences and Rights of Series C Convertible Participating Preferred Stock of DATA RACE, Inc. filed as an Exhibit to the Registration Statement of which this Prospectus forms a part.

(9) Citadel Limited Partnership is the managing general partner of Nelson Partners ("Nelson") and the trading manager of Olympus Securities, Ltd. ("Olympus") and consequently has voting control and investment discretion over securities held by both Nelson and Olympus. The ownership information for Nelson does not include the Shares owned by Olympus and the ownership information for Olympus does not include the Shares owned by Nelson.

                              PLAN OF DISTRIBUTION

     The Shares may be sold or distributed from time to time by the Selling Shareholders, or by pledgees, donees or transferees of, or other successors in interest to, the Selling Shareholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The distribution of the Shares may be effected by one or more of the following methods: (i) ordinary brokers' transactions, which may include long or short sales; (ii) transactions involving cross or block trades or otherwise on the Nasdaq National Market; (iii) purchases by brokers, dealers or underwriters as principals and resale by such purchasers for their own accounts pursuant to this Prospectus; (iv) "at the market" to or through market makers or into an existing market for the Common Stock; (v) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; (vi) through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise), or (vii) any combination of the foregoing, or by any other legally available means. In addition, the Selling Shareholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of Common Stock in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery to such broker-dealers of the Shares, which Shares may be resold thereafter pursuant to this Prospectus. Shares to be sold hereunder may be issued upon conversion of the Series C Preferred Stock in accordance with its terms, or in other transactions with the Company involving the Series C Preferred Stock, including, without limitation, issuance of Shares in exchange for shares of Series C Preferred Stock and issuance of Shares pursuant to modification of the terms of the Series C Preferred Stock, or in settlement of claims with respect to rights of holders of Series C Preferred Stock.

     Brokers, dealers, underwriters or agents participating in the distribution of the Shares as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders (and, if they act as agent for the purchaser of such Shares, from such purchaser). Such discounts, concessions or commissions as to a particular broker, dealer, underwriter or agent might be greater or less than those customary in the type of transaction involved.

     The Selling Shareholders and any brokers, dealers, underwriters or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such persons might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Shareholders can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling Shareholder and any other Shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares.

     To the extent required, the Company will file, during any period in which offers or sales are being made, a supplement to this Prospectus which sets forth, with respect to a particular offering, the specific number of Shares to be sold, the name of the selling shareholder, the sales price, the name of any participating broker, dealer, underwriter or agent, any applicable commission or discount and any other material information with respect to the plan of distribution not previously disclosed.

     The Company will not receive any of the proceeds from the sale of the Shares offered hereby. The Company will pay substantially all of the expenses incident to this Offering of the Shares by the Selling Shareholders to the public other than commissions and discounts of brokers, dealers, underwriters or agents. Such expenses are currently estimated to be approximately $50,000. The Company has agreed to indemnify the Selling Shareholders and certain related persons against certain liabilities, including certain liabilities under the Securities Act.

In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is satisfied.


                                 LEGAL OPINIONS

     The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Akin, Gump, Strauss, Hauer, & Feld, L.L.P., San Antonio, Texas.


                                    EXPERTS

     The financial statements of the Company as of June 30, 1997 and 1996, and for each of the years in the three year period ended June 30, 1997, have been incorporated by reference in this Prospectus and in the Registration Statement of which this Prospectus forms a part in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG Peat Marwick LLP contains an explanatory paragraph that states the Company has suffered recurring losses and, during fiscal 1997, incurred negative cash flow from operations, which conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

================================================================================



                          Up to 10,500,000 Shares

                            DATA RACE, INC.

                            Common Stock




No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.




                          --------------------------
                              P R O S P E C T U S
                          --------------------------





                                                    May ___, 1998


                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Available Information...................................................... 3
Incorporation of Certain Documents by Reference............................ 3
The Company................................................................ 4
Risk Factors............................................................... 5
Use of Proceeds........................................................... 13
Selling Shareholders...................................................... 14
Plan of Distribution...................................................... 17
Legal Opinions............................................................ 18
Experts................................................................... 18


================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

       The expenses (other than underwriting discounts and commissions) in connection with the issuance and distribution of the Common Stock registered hereby are as follows:

SEC registration fee.................................................$  2,486

Nasdaq Listing of Additional Shares filing fee.........................17,500

Legal fees and expenses.................................................7,500*

Accounting fees and expenses............................................2,000*

Miscellaneous...........................................................5,514*
                                                                        ------

     Total...........................................................$ 35,000*
                                                                     =========

-----------------
* Estimated.

Item 15.  Indemnification of Directors and Officers.

       Article 2.02-1 of the Texas Business Corporation Act provides for indemnification of directors and officers in certain circumstances. In addition, the Texas Miscellaneous Corporation Law provides that a corporation may amend its Articles of Incorporation to provide that no director shall be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, provided that the liability of a director is not eliminated or limited (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) any transaction from which such director derived an improper personal benefit, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. The Company has amended its Articles of Incorporation and added Article Ten adopting such limitations on a director's liability. The Company's Articles of Incorporation also provide in Article Ten, for indemnification of directors or officers in connection with the defense or settlement of suits brought against them in their capacities as directors or officers of the Company, except in respect of liabilities arising from gross negligence or willful misconduct in the performance of their duties.

       Article VIII of the Company's bylaws provides for indemnification of any person made a party to a proceeding by reason of such person's status as a director, officer or employee of the Company, except in respect of liabilities arising from negligence or misconduct in the performance of their duties.

       An insurance policy obtained by the Company provides for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 16.  Exhibits


     Exhibits

     3.1 Articles of Amendment to and Restatement of the Articles of Incorporation of the Company, filed December 27, 1991. (a)

     3.2 Articles of Correction to Articles of Amendment to and Restatement of the Articles of Incorporation of the Company, filed August 13, 1992.(a)

     3.3 Articles of Amendment to the Articles of Incorporation of the Company, filed August 21, 1992. (a)

     3.4 Statement of Designation, Preferences and Rights of 1997 Series A Convertible Preferred Stock, filed January 10, 1997.(b)

     3.5 Statement of Resolution Establishing Series B Participating Cumulative Preferred Stock. (c)

     3.6 Statement of Designation, Preferences and Rights of 1997 Series C Convertible Participating Preferred Stock. (d)

     3.7         Bylaws of the Company (a)

     5.          Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.(e)

     23.1        Consent of KPMG Peat Marwick LLP.(e)

     23.2        Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                 (included in opinion filed as Exhibit 5)

     24. Power of Attorney (included as part of signature page of this Registration Statement).

--------------------------------

     (a) Filed as an exhibit to Form S-1 Registration Statement No. 33-51170, effective October 7, 1992.

     (b) Filed as an exhibit to 10-Q Quarterly Report for the quarter ended December 31, 1996.

     (c) Filed as an exhibit to Form 10-K Annual Report for the fiscal year ended June 30, 1997.

     (d)         Filed as an exhibit to Form 8-K Current Report dated November
                 12, 1997.

     (e)         Filed herewith.

Item 17.  Undertakings.

     (a)      The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
                          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
              1934) that is incorporated by reference
              in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d)      The undersigned Registrant hereby undertakes that:

              (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

              (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on May 27, 1998.


                                    DATA RACE, INC.


                                    By: /s/ Dr. W. B. Barker
                                       ---------------------------
                                       Dr. W. B. Barker
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of DATA RACE, Inc., hereby constitute and appoint Dr. W. B. Barker and Gregory T. Skalla, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.


                Name                                         Title                                 Date
                ----                                         -----                                 ----
/s/ Dr. W. B. Barker                  President, Chief Executive Officer and Director      May 27, 1998
------------------------------------
 Dr. W. B. Barker

/s/ Gregory T. Skalla                 Vice President-Finance, Chief Financial Officer,     May 27, 1998
------------------------------------  Treasurer and Secretary (Principal Financial and
 Gregory T. Skalla                    Accounting Officer)

/s/ Jeffrey P. Blanchard              Chairman of the Board of Directors                   May 27, 1998
------------------------------------
 Jeffrey P. Blanchard

/s/ Matthew A. Kenny                  Director                                             May 27, 1998
------------------------------------
 Matthew A. Kenny

/s/ George R. Grumbles                Director                                             May 27, 1998
------------------------------------
 George R. Grumbles

/s/ Marcelo A. Gumucio                Director                                             May 27, 1998
------------------------------------
 Marcelo A. Gumucio

/s/ Dwight E. Lee                     Director                                             May 27, 1998
------------------------------------
 Dwight E. Lee

/s/ Edward A. Masi                    Director                                             May 27, 1998
------------------------------------
 Edward A. Masi

                               INDEX TO EXHIBITS
     Exhibits

     3.1 Articles of Amendment to and Restatement of the Articles of Incorporation of the Company, filed December 27, 1991. (a)

     3.2 Articles of Correction to Articles of Amendment to and Restatement of the Articles of Incorporation of the Company, filed August 13, 1992.(a)

     3.3 Articles of Amendment to the Articles of Incorporation of the Company, filed August 21, 1992. (a)

     3.4 Statement of Designation, Preferences and Rights of 1997 Series A Convertible Preferred Stock, filed January 10, 1997.(b)

     3.5 Statement of Resolution Establishing Series B Participating Cumulative Preferred Stock. (c)

     3.6 Statement of Designation, Preferences and Rights of 1997 Series C Convertible Participating Preferred Stock. (d)

     3.7         Bylaws of the Company. (a)

     5.          Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.(e)

     23.1        Consent of KPMG Peat Marwick LLP.(e)

     23.2        Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                 (included in opinion filed as Exhibit 5)

     24. Power of Attorney (included as part of signature page of this Registration Statement).

--------------------------------

     (a) Filed as an exhibit to Form S-1 Registration Statement No. 33-51170, effective October 7, 1992.

     (b) Filed as an exhibit to 10-Q Quarterly Report for the quarter ended December 31, 1996.

     (c) Filed as an exhibit to Form 10-K Annual Report for the fiscal year ended June 30, 1997.

     (d)         Filed as an exhibit to Form 8-K Current Report dated November
                 12, 1997.

     (e)         Filed herewith.